UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________________________________________________
FORM 8-K
__________________________________________________________________________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 8, 2022
________________________________________________________________________
CURO GROUP HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-38315	90-0934597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3615 North Ridge Road, Wichita, Kansas		67205
(Address of Principal Executive Offices)		(Zip Code)

(316) 772-3801
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
________________________________________________________________________
Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	CURO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2of the Securities Exchange Act of 1934(§240.12b-2of this chapter).

    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 13, 2022, First Heritage Financing I, LLC (the “Borrower”), an indirect wholly owned bankruptcy-remote subsidiary of First Heritage Credit, LLC, entered into an asset-backed warehouse facility (the “Facility”) under a Credit Agreement (the “Credit Agreement”) with First Heritage Credit, LLC as Servicer, Credit Suisse AG, New York Branch, as Administrative Agent and as Structuring and Syndication Agent, Credit Suisse AG, Cayman Islands Branch, as Class A Committed Lender and ACM AIF Evergreen P2 DAC SubCo LP, as Class B Committed Lender, certain other lenders party thereto (collectively, the “Lenders”), the agents for the Lender Groups, Computershare Trust Company, National Association (“Computershare”), as Paying Agent, Image File Custodian, Backup Servicer and Collateral Agent, and Wilmington Trust, National Association (“Wilmington Trust”), as Borrower Loan Trustee.

Pursuant to the Credit Agreement, the aggregate borrowing capacity under the Facility is $225,000,000, which upon the consummation of the first asset-backed securities offering following the closing date, will be reduced by the greater of $75,000,000 and (B) 50.00% of the total size of the amount borrowed under such offering. The revolving period of the Facility extends to the earlier of July 12, 2024 or a Facility Amortization Event, during which period borrowings under the Facility will bear interest at a rate based on Term SOFR (or a subsequent replacement rate).

During the revolving period, the borrowing capacity under the Facility with respect to each Lender Group is determined by applying an applicable advance rate against the outstanding principal balance of eligible receivables, subject to certain adjustments. The Facility is secured primarily by a pool of non-revolving secured and unsecured fixed-rate personal loans and related assets. The Facility contains affirmative and negative covenants and representations and warranties customary for financings of this type. The Borrower’s ability to borrow under the Facility is subject to the continued satisfaction of certain conditions.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 2.01 Completion of Acquisition or Disposition of Assets

Completion of Sale of Speedy Cash, Rapid Cash and Avio Credit Businesses

On July 8, 2022, CURO Group Holdings Corp. (the “Company”) completed its previously announced sale of all of the issued and outstanding equity interests of certain subsidiaries related to the Company’s Speedy Cash, Rapid Cash and Avio Credit businesses (collectively, the “Business”), along with specified assets related to the Business, pursuant to that certain Equity and Asset Purchase Agreement, dated as of May 18, 2022 (the “Purchase Agreement”), by and among Curo Intermediate Holdings Corp., a wholly-owned subsidiary of the Company (the “Seller”), Sparrow Purchaser, LLC (“Sparrow”) and CCF Intermediate Holdings LLC (“CCF”) for a purchase price of $310 million in cash, subject to customary working capital and certain other adjustments (the “Disposition”). In connection with the Disposition, the Seller is also providing the Purchaser with certain transition services for which the Seller will be paid an additional $35 million in cash.

In connection with the completion of the transaction, the Seller, Sparrow and CCF entered into that certain Amendment Agreement to the Equity and Asset Purchase Agreement, dated July 8, 2022 (the “Purchase Agreement Amendment”), which amends the Purchase Agreement to facilitate the transition of the Business by addressing certain rights and obligations of the parties with respect to certain Commingled Contracts (as such term is defined in the Purchase Agreement).

The pro forma financial information required to be filed by Item 9.01(b) of Form 8-K is included in this Current Report.

Completion of Acquisition of First Heritage Credit

On July 13, 2022, the Company completed its previously announced acquisition of First Heritage Credit, LLC (“First Heritage”), for a purchase price of $140 million in cash, subject to certain customary working capital and other adjustments. Upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger dated as of May 18, 2022 (the “Merger Agreement”), by and among the Company, First Heritage, Sugarcane Sub, LLC (“Merger Sub”) and Ernest L. Coward, Jr., solely in his capacity as Member Representative, as amended by the Amendment (as defined below), Merger Sub merged with and into First Heritage (the “Merger”), with First Heritage surviving the Merger as a wholly-owned subsidiary of the Company.

In connection with the completion of the transaction, the Company, First Heritage and Merger Sub entered into that certain First Amendment to Agreement and Plan of Merger, dated July 13, 2022 (the “Merger Agreement Amendment”), which amends the Merger Agreement to accommodate accounting treatment for certain First Heritage capital leases.

The foregoing descriptions of the Purchase Agreement, Purchase Agreement Amendment, Merger Agreement and Merger Agreement Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, Purchase Agreement Amendment, Merger Agreement and Merger Agreement Amendment, as applicable, which are attached hereto as Exhibits 2.1, 2.2, 2.3 and 2.4, respectively, and are incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Purchase Agreement, as amended by the Purchase Agreement Amendment, and the Merger Agreement, as amended by the Merger Agreement Amendment, as applicable, have been made only for the purposes of, and were and are solely for the benefit of the parties to the Purchase Agreement and Merger Agreement, respectively, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement and Merger Agreement, respectively, instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, Purchase Agreement Amendment, Merger Agreement and Merger Agreement Amendment, respectively, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the Purchase Agreement, Purchase Agreement Amendment, Merger Agreement and Merger Agreement Amendment included with this filing are only to provide investors with information regarding the terms of the Purchase Agreement, Purchase Agreement Amendment, Merger Agreement and Merger Agreement Amendment, respectively, and not to provide investors with any factual information regarding the parties thereto, their respective affiliates or their respective businesses.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, William Baker has resigned as the Company’s President and Chief Operating Officer effective as of July 8, 2022.

ITEM 7.01 Regulation FD Disclosure

On July 11, 2022, the Company issued a press release announcing the completion of the Disposition. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

On July 13, 2022, the Company issued a press release announcing the completion of the Merger. A copy of this press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

The information furnished in Item 7.01 and the attached Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 8.01 Other Events

Effective July 8, 2022, Doug Clark, the Chief Executive Officer of Heights Finance, became the Company’s President, North America Direct Lending and will now lead the Company’s direct lending business.

ITEM 9.01 Financial Statements and Exhibits

(a). Financial Statements of Businesses Acquired

The pro forma financial information required to be filed by Item 9.01(a) of Form 8-K in connection with the acquisition of First Heritage will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(b). Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial statements of the Company have been derived from the Company’s historical consolidated financial statements and are being presented to give effect to the Disposition. The unaudited pro forma condensed consolidated balance sheet of the Company as of March 31, 2022, and the unaudited pro forma consolidated statement of operations of the Company for the three months ended March 31, 2022 and the unaudited pro forma condensed consolidated statement of operations of the Company for the year ended December 31, 2021, and the related notes thereto, are furnished as Exhibit 99.3 to this Current Report on Form 8-K.

The pro forma financial information required to be filed by Item 9.01(b) of Form 8-K in connection with the acquisition of First Heritage will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(d). Exhibits

	Exhibit Number	Description
2.1
Equity and Asset Purchase Agreement, dated as of May 18, 2022, among CURO Intermediate Holdings Corp., Sparrow Purchaser, LLC and CCF Intermediate Holdings LLC (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on May 19, 2022).*

	2.2	Amendment Agreement to the Equity and Asset Purchase Agreement, dated as of July 8, 2022, among CURO Intermediate Holdings Corp., Sparrow Purchaser, LLC and CCF Intermediate Holdings LLC.
2.3
Agreement and Plan of Merger, dated as of May 18, 2022, among CURO Group Holdings Corp., Sugarcane Sub, LLC, First Heritage Credit, LLC and Ernest L. Coward, Jr., solely in his capacity as Member Representative (incorporated by reference to Exhibit 2.2 of the Company’s Current Report on Form 8-K filed on May 19, 2022).*

	2.4	First Amendment to Agreement and Plan of Merger, dated as of July 13, 2022, among CURO Group Holdings Corp., Sugarcane Sub, LLC and First Heritage Credit, LLC.
10.1
Credit Agreement, dated as of July 13, 2022, among First Heritage Financing I, LLC, First Heritage Credit, LLC, the lenders and agents from time to time party thereto, the subservicers party thereto, Computershare Trust Company, National Association, Wilmington Trust, National Association and Credit Suisse AG, New York Branch.#

	99.1	Press Release, dated July 11, 2022.
	99.2	Press Release, dated July 13, 2022.
	99.3	Unaudited pro forma condensed consolidated financial information.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.
#	Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because they are not material and would likely cause competitive harm to the Company if publicly disclosed.
Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 13th day of July, 2022.

                        CURO Group Holdings Corp.
                        By: /s/ Roger Dean______
                        Roger Dean
                        Executive Vice President and Chief Financial Officer